As filed with the Securities and Exchange Commission on March 13, 2008.	Registration No. 333-39227

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELEPHANT & CASTLE GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Suite 1200, 1190 Hornby Street
Vancouver, British Columbia V6Z 2K5 Canada
(604) 684-6451
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Bryant Suite 1200, 1190 Hornby Street
Vancouver, British Columbia V6Z 2K5 Canada
(604) 684-6451
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Thomas M. Rose, Esq.
Troutman Sanders LLP
222 Central Park Ave., 20th Floor
Virginia Beach, Virginia 23462

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

DEREGISTRATION OF SECURITIES

     Elephant & Castle Group Inc. (the “Company”) files this post-effective amendment to the registration statement on Form S-3 (File No. 333-39227), as amended, to deregister securities which were registered under such registration statement but were not sold thereunder. The registration statement registered 636,921 common shares, no par value (the “Common Shares”). All remaining unsold Common Shares are hereby deregistered.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada, on March 13, 2008.

ELEPHANT & CASTLE GROUP INC.
(Registrant)

By:	/s/ R. Bryant
Richard Bryant
President and Chief Executive Officer
(principal executive officer)

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Bryant
	President, Chief Executive Officer	March 13, 2008
Richard Bryant	and a Director
(Principal Executive Officer)
/s/ R. Sexton
	Chief Financial Officer	March 13, 2008
Roger Sexton	(Principal Financial and Accounting
Officer)
/s/ D. Dobbin
	Director	March 13, 2008
David Dobbin

/s/ J. Morgan
	Director	March 13, 2008
John Morgan

/s/ G. Heller
	Director	March 13, 2008
Gary Heller

/s/ B. Maynard
	Director	March 13, 2008
Brian Maynard

/s/ J. Strickland
	Director	March 13, 2008
Joel Strickland

AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Elephant & Castle Group Inc. in the United States, on March 13, 2008.

ELEPHANT & CASTLE GROUP INC.

By:	/s/ G. Heller
Gary Heller